Exhibit 99.2

NEWS RELEASE

IMMUNOMEDICS DELIVERS BUSINESS UPDATES, ANNOUNCES PRIVATE PLACEMENT OFFERING AND OUTLINES STRATEGIC STEPS TO DRIVE STOCKHOLDER VALUE

Immunomedics and Seattle Genetics reach mutual agreement to dissolve previously agreed upon Exclusive Global Licensing Agreement, returning Sacituzumab Govitecan (IMMU-132) to Immunomedics

Unwinding of the deal releases both companies from all material obligations subject to Court approval; Seattle Genetics maintains its existing equity stake in the Company; Exercise period of IMMU warrants held by Seattle Genetics shortened substantially

Immunomedics announces completion of $125 million private placement of Series A-1 Convertible Preferred Stock to institutional investors; capital will support execution of plan to file for accelerated approval for IMMU-132

Immunomedics Board provides update on ongoing strategic review and clinical development timelines; targeting BLA submission for IMMU-132 in TNBC by late 2017 / early 2018

Current Immunomedics CFO Michael Garone to be named interim CEO once settlement agreement is finalized — Board in the process of considering candidates for permanent CEO

Morris Plains, N.J., May 5, 2017 -— Immunomedics, Inc., (NASDAQ: IMMU) (“Immunomedics” or “the Company”) today delivered several business and leadership updates and outlined a new strategic plan to drive long-term value for stockholders. These updates include the termination of the previously announced Exclusive Global Licensing Agreement with Seattle Genetics (NASDAQ: SGEN), returning full rights of Sacituzumab Govitecan (“IMMU-132”), the Company’s breakthrough therapy candidate to treat metastatic triple-negative breast cancer (mTNBC), to Immunomedics. Immunomedics also announced that it has raised $125 million in gross proceeds in a private placement of its Series A-1 Convertible Preferred Stock with institutional investors, and has taken a series of steps to drive positive organizational and operational changes.

Behzad Aghazadeh, Chairman of the Board of Immunomedics, stated: “We are pleased to announce these significant developments and to provide this new level of clarity regarding the progress that has been made at Immunomedics and the future direction of the Company. After conducting a full multi-faceted review of the organizational, operational, and clinical and regulatory capabilities, we are confident that Immunomedics can fully execute on a strategic plan over the next several years to become a recognized leader in the field of antibody-drug conjugates. We now have the financial ability to fully focus on taking the steps to ensure the Company has the right leadership, organizational structure and resources necessary to bring IMMU-132 to market and achieve our long-term objectives. The enthusiastic reception from institutional investors to invest in Immunomedics and IMMU-132 reflects the value the Company is poised to deliver to patients, employees and stockholders.”

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Mutual Termination of Exclusive Global Licensing Agreement with Seattle Genetics

Under the termination agreement, the Company will retain all rights to IMMU-132. Seattle Genetics will maintain its existing equity investment in Immunomedics granted as part of the licensing agreement.  Further, the expiration date for the warrants has been shortened to the later of December 31, 2017 and the date that is six (6) months following the date on which a sufficient number of shares of the Company’s Common Stock are authorized and reserved for issuance to permit the full exercise of such warrants. In addition, the termination agreement provides that no payments or expense reimbursements shall be made by either party and each party has provided full releases to the other party.  Aspects of the mutually agreed upon termination of the licensing agreement between Immunomedics and Seattle Genetics are subject to court approval.

Business Updates

The newly elected Immunomedics Board of Directors has conducted a multifaceted review of the Company with initial emphasis on IMMU-132 in mTNBC, which had received Breakthrough Therapy Designation for this indication from the U.S. Food and Drug Administration in February 2016. The work streams have focused on the organizational, operational, and clinical and regulatory capabilities, with each being led by highly credentialed independent consultants with specific relevant expertise. These efforts have resulted in an updated timeline for the execution of delivering IMMU-132 to market, with the Company now targeting the submission of a BLA for IMMU-132 for approval in mTNBC between late fourth quarter 2017 and first quarter 2018, subject to FDA input on the acceptance of the CMC filing plan. Importantly, this review confirmed that the data generated in the ongoing 100-patient phase 2 study of IMMU-132 in 3rd line TNBC, which was fully enrolled in December 2016, can provide the basis for accelerated approval, subject to review by the FDA.

This review has furthermore led to detailed filing and manufacturing plans. Alongside the immediate focus on preparations for a BLA filing, the company will proceed with the final selection of a CRO to launch the confirmatory phase 3 study with the expectation of first patient enrolled in late Q3 2017, as well as executing on a manufacturing plan to build commercial inventory in preparation for a potential launch in the U.S. in 2018.

Over the course of the upcoming months, the scope of the ongoing strategic review will expand with the goal of executing on the following key initiatives:

•                  Develop plans for IMMU-132 beyond mTNBC

•                  Explore strategic opportunities for IMMU-132 with regional partners

•                  Execute an orderly management succession plan

The Board will provide additional updates to stockholders on these initiatives periodically.

Announcement of Private Placement

The Company has designated and agreed to sell 1,000,000 shares of Series A-1 Preferred Stock which are initially convertible into an aggregate of 23,105,360 shares of common stock, upon the approval by the Immunomedics stockholders of a charter amendment to increase the number of authorized shares of common stock to enable full conversion of the Series A-1 Preferred Stock.

The price per share of the Series A-1 Preferred Stock is $125.00, which equates to an underlying price per share of common stock $5.41 (the closing price of Immunomedics common stock at the close of trading on May 4, 2017).  The aggregate number of shares of Common Stock issuable upon conversion of the Preferred Stock is 23,105,360.  Immunomedics expects to use the net proceeds from the $125 million private placement to support the development of IMMU-132, including the goal of filing a BLA for Accelerated Approval from the FDA. The capital will also fund general corporate and operational enhancements. With this new capital and the Company’s current cash on hand, Immunomedics expects to have sufficient operating funds through the third quarter of 2018. As of March 31, 2017, cash and cash equivalents were $46 million. The charter amendment needed to effect the conversion to common stock is subject to a stockholder vote, for which the Company expects to file a proxy statement with the Securities Exchange Commission in the near future.  The authorization of additional shares is subject to a shareholder vote, which the company will seek in the near future.

The securities offered by the Company in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from registration requirements. This press release is being issued for informational purposes pursuant to Rule 135c of the Securities Act and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Leadership Transition Update

Immunomedics also announced today that effective upon the execution of the settlement agreement memorializing the terms of the binding settlement term sheet, Cynthia L. Sullivan will be stepping down from all director and officer positions with the Company, including her role as president and chief executive officer. Michael R. Garone, the current chief financial officer of Immunomedics, will then assume the role of interim CEO.

In addition, Dr. David M. Goldenberg, founder of the Company, is stepping down from all officer positions with the Company, including as chief scientific officer and chief patent officer, effective upon the execution of the settlement agreement. Dr. Goldenberg will continue to serve as a director on Immunomedics’ Board.

“It has been a pleasure to lead Immunomedics to this pivotal stage in its growth,” commented Ms. Sullivan. “I am confident that the board and leadership team will continue the work of bringing IMMU-132 to patients as soon as possible.”

“On behalf of the entire Board, we would like to thank Cynthia and David for their contributions to the Company and the incredible scientific potential they have positioned Immunomedics to be able to realize,” added Dr. Aghazadeh. “We look forward to continuing to work with David in his capacity as a director moving forward.”

With these transition steps in place, the Board plans on deciding on a permanent CEO and filling out additional leadership positions within the Company.

Litigation Update

In addition to the Company’s resolution of its claims against Seattle Genetics, the Company entered into a binding term sheet with Goldenberg, Sullivan, Markison and venBio, which will be memorialized in a settlement agreement (the “Settlement Agreement”) that will be subject to court approval.  If approved, both the Federal Action(1) as well as the 225 Action(2) will be dismissed. Yesterday, in accordance with the term sheet, the Court of Chancery entered an order lifting the provisions of the Status Quo Order, and confirming that the Status Quo Board is the lawful Board of the Company (provided that if the 225 Action is not dismissed, the Parties shall be restored to their positions in the 225 Action as of immediately prior to the execution of the term sheet). Upon the execution of the Settlement Agreement, the Parties will immediately submit a stipulation and proposed order dismissing the 225 Action with prejudice. The Settlement Agreement will include a mutual release of all claims that were or could have been asserted in the 225 Action.

The Federal Action challenging the annual meeting will be dismissed. Upon execution of the Settlement Agreements, the Parties will immediately submit a stipulation and order dismissing the claims in the Federal Action with prejudice. The Settlement Agreement will include a mutual release of all claims that were or could have been asserted in the Federal Action.

Regarding the venBio Action(3), individual defendants Goldenberg, Sullivan and Markison will be released from all claims made by venBio.  Once the Parties execute the Settlement Agreement, it will be submitted to the Court of Chancery for approval. As to all other claims, including those asserted against the remaining individual defendants (former directors Robert Forrester, Jason Aryeh, Geoff Cox and Bob Oliver) and Greenhill, the parties will stipulate to stay the action and venBio and the Company will submit the remaining claims to non-binding mediation.

“Today’s announcements collectively represent an important milestone in the next phase of Immunomedics, and while there is significant work ahead, the Board looks forward to continuing to drive value for all stakeholders.  The Company has a strong pipeline that we look forward to evaluating and intend to leverage to maximize the value for stockholders.  We will be providing additional updates, including with our quarterly earnings release, as appropriate in the coming weeks and months,” concluded Dr. Aghazadeh.

Advisors

Cowen and Company, LLC acted as sole placement agent to Immunomedics in connection with the offering and DLA Piper LLP (US) is serving as legal advisor to the Company on the transaction.

(1)  “Federal Action” refers to the action captioned Immunomedics, Inc. v. venBio Select Advisor LLC, et al., C.A. No. 17-176-LPS.

(2)  “225 Action” refers to the action captioned David M. Goldenberg et al. v. Behzad Aghazadeh et al., C.A. No. 2017-0163-JTL (Del. Ch.)

(3)  “venBio Action” refers to the action captioned venBio Select Advisor LLC v. David M. Goldenberg et.al, C.A. No. 2017-0108-JTL (Del. Ch.).

About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxicities that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 310 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements, forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media/Investor Contact:

Dan Zacchei / Jaimee Pavia

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

Jpavia@sloanepr.com